GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 NORTH WATER STREET
                            MILWAUKEE, WI 53202-3590
                                  www.gklaw.com

PHONE:   414-273-3500                                      FAX:   414-273-5198


                               September 25, 2003



As Wisconsin corporate counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316, on each of the dates listed below:

   Series                              Date of Opinion       Date of Filing
   ------                              ---------------       --------------
   Artisan Mid Cap Fund                April 10, 1997        April 11, 1997

   Artisan Small Cap Value Fund        June 6, 1997          June 6, 1997

   Artisan Mid Cap Fund-Institutional  April 28, 2000        April 28, 2000
      Shares

   Artisan Mid Cap Value               November 30, 2000     November 30, 2000
      Fund-Investor Shares

   Artisan International Small Cap     September 4, 2001     September 4, 2001
      Fund-Investor Shares

   Artisan International Value         June 6, 2002          June 7, 2002
      Fund-Investor Shares

In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required under Section 7 of said Act.





                                          /s/ GODFREY & KAHN, S.C.

                                          GODFREY & KAHN, S.C.